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                                   EXHIBIT 5

                              OPINION RE: LEGALITY
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                               LAWRENCE H. KATZ
                               ATTORNEY AT LAW
                                  SUITE 120
                          341 NORTH MAITLAND AVENUE
                           MAITLAND, FLORIDA 32751
                                (407) 539-1811
                              (407) 539-1466 FAX

                                October 12, 1995


Holiday RV Superstores, Incorporated
Sand Lake West Executive Park
7851 Greenbriar Parkway
Orlando, Florida 32819

         Re:  SEC Registration Statement on Form S-8

Gentlemen:

         I have been engaged as counsel for Holiday RV Superstores, Incorporated, a Florida corporation ("Company) in connection with its proposed public offering under the Securities Act of 1933, as amended ("the Act"), of One Hundred Seventy-Five Thousand (175,000) Shares of its $.01 par value Common Stock which are to be issued upon the exercise of Directors' Options and options under the Employee 1987 Incentive Stock Option Plan, by a filing of a Registration Statement under Form S-8 to which this opinion is a part, to be filed with the Securities and Exchange Commission ("Commission").

         In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

         (1) Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Florida on July 24, 1978.

         (2) Amendment to Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Florida on September, 1987 and May, 1991.

         (3)     By-laws of the Company.

         (4)     Corporate Minutes dated February 20, 1993.

         (5)     1987 Incentive Stock Option Plan dated August, 1987.
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Holiday RV Superstores, Incorporated

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         (6)     The Registration Statements on Form S-18 and Form 8-A and
                 exhibits thereto as filed with the Commission.

         I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances. In connection with rendering this opinion, I have reviewed such statutes and judicial precedents as I have deemed relevant and necessary. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. I have further assumed that the recipient of shares of Common Stock and/or options under the subject plans will have paid the consideration required under the terms of such plans prior to the issuance of such shares.

         Based upon the foregoing and in reliance thereof, it is my opinion that, subject to the limitations set forth herein and the provisions of the Directors' Options and 1987 Incentive Stock Option Plan, the shares of Common Stock to be issued upon exercise of the Options, upon due exercise in the manner contemplated, receipt of full payment, issuance and delivery in accordance with the terms of the option provided for in said Plans covered by such Registration Statement, will be duly and validly authorized, legally issued, fully paid and nonassessable. This opinion is expressly limited in scope to the shares enumerated herein which are to be expressly covered by the referenced Registration Statement and does not cover subsequent issuances of shares pursuant to the subject Plans, if any. Such transactions are required to be included in either a new Registration Statement or a Post-Effective Amendment to the Registration Statement including updated Opinions concerning the validity of the issuance of such shares.

         This opinion is limited to the laws of the State of Florida, in particular the Florida Business Corporation Act, and I express no opinion with respect to the laws of any other jurisdiction. I consent to you filing this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any
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Holiday RV Superstores, Incorporated

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other purpose without my prior written consent.  This opinion is based upon my knowledge of the law and facts as of the date hereof. I assume no duty to communicate with you with respect to any matter which come to my attention hereafter.

                                                   Yours very truly,


                                                   /s/ Lawrence H. Katz
                                                   --------------------
                                                       Lawrence H. Katz

LHK/rb